Exhibit 5.4

May 9, 2022

Spire Missouri Inc.

700 Market Street

St. Louis, Missouri 63101

Re:	Spire Missouri Inc.

  Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Spire Missouri Inc., a Missouri corporation (“Spire Missouri”), in connection with the Registration Statement on Form S-3, as may be amended from time to time (the “Registration Statement”), filed by Spire Missouri and its parent, Spire Inc., a Missouri corporation, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof. The Registration Statement relates to, among other things, the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus relating to Spire Missouri contained therein (the “Prospectus”) and one or more supplements, free writing prospectuses or other offering materials with respect to the Prospectus (each, a “Prospectus Supplement”), by Spire Missouri of an unspecified number or amount and aggregate initial offering price of securities (the “Securities”) consisting of (a) first mortgage bonds, (b) shares of Spire Missouri’s preferred stock, $25.00 par value per share (“Preferred Stock”), (c) Spire Missouri’s depositary shares representing fractional shares of Preferred Stock (the “Depositary Shares”) and (d) senior unsecured debt securities of Spire Missouri (the “Debt Securities”). The Securities may be issued, sold and delivered from time to time under the Registration Statement, the Prospectus and one or more Prospectus Supplements pursuant to Rule 415 under the Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (a) the Registration Statement, (b) the Form of Indenture (For Unsecured Debt Securities), between Spire Missouri and a trustee to be appointed by Spire Missouri prior to the issuance of any Debt Securities thereunder (the “Trustee”), under which the Debt Securities will be issued, filed as Exhibit 4.24 to the Registration Statement (as amended, supplemented or modified from time to time, the “Indenture”), and (c) such corporate records of Spire Missouri and other certificates and documents of officials of Spire Missouri, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original

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Spire Missouri Inc.

May 9, 2022

documents of all copies submitted to us as conformed, certified or reproduced copies, and that the Debt Securities will conform to the applicable specimen thereof to be filed as an exhibit to the Registration Statement or otherwise incorporated by reference therein. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of Spire Missouri, all of which we assume to be true, correct and complete.

In addition, this opinion assumes that:

(a)

the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective under the Act and will remain effective and shall not have been terminated or rescinded through any offer and sale of Securities;

(b)

for each series of Debt Securities or Securities constituting Depositary Shares that Spire Missouri offers by means of a Prospectus, Spire Missouri will have prepared and filed with the Commission under the Act a Prospectus Supplement which describes such Securities;

(c)

Spire Missouri will have offered, issued and sold the Debt Securities or Securities constituting Depositary Shares in the manner contemplated by the Registration Statement and the relevant Prospectus Supplement and otherwise in compliance with all applicable federal and state securities laws, and the terms of any such Securities will not violate any applicable law or any debt securities of Spire Missouri or result in a default or breach of any agreement binding upon Spire Missouri, and will comply with any requirement or restriction imposed by any court or other governmental body having jurisdiction over it;

(d)

in the case of any series of Debt Securities or Securities constituting Depositary Shares which Spire Missouri issues and sells, the Board of Directors of Spire Missouri (or any authorized committee thereof (that board or any such committee being the “Board”)) will have taken all corporate action necessary to authorize and approve the execution, authentication, issuance and delivery of those Securities and the terms of the offering and sale thereof;

(e)

the terms of the Debt Securities or Securities constituting Depositary Shares and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, Spire Missouri’s Amended Articles of Incorporation, including any amendments thereto, Spire Missouri’s Amended Bylaws, including any amendments thereto, or other organizational documents of Spire

Spire Missouri Inc.

May 9, 2022

Missouri or any applicable law or any agreement or instrument binding on Spire Missouri and so as to comply with any order, requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Spire Missouri (including the Missouri Public Service Commission) and in conformity with the applicable resolutions of the Board, the Indenture, any supplemental indenture, officer’s certificate or Deposit Agreement (as defined below) relating to such Securities;

(f)

Spire Missouri and the initial purchasers of any series of Debt Securities or Securities constituting Depositary Shares will have duly authorized, executed and delivered a definitive purchase, underwriting or similar agreement relating to those Debt Securities or Securities constituting Depositary Shares, which shall have been duly authorized, executed and delivered by Spire Missouri and the other parties thereto;

(g)

in the case of any Debt Securities or Securities constituting Depositary Shares issuable on the conversion, exchange, redemption or exercise of other Securities, those Debt Securities or Securities constituting Depositary Shares will be available for issuance on that conversion, exchange, redemption or exercise;

(h)

at the time of the issuance of the Debt Securities or Securities constituting Depositary Shares, (i) Spire Missouri will be a corporation existing and in good standing under the laws of the State of Missouri and (ii) Spire Missouri will have all necessary corporate power and authorization;

(i)

an order of the Missouri Public Service Commission relating to the issuance of the Debt Securities or Securities constituting Depositary Shares shall have become and remain effective and Spire Missouri shall have complied with the terms and conditions of such order;

(j)

at the time of execution, authentication, issuance and delivery of any Debt Securities of any series, (i) the Board will have designated and established the terms of the series to which those Debt Securities belong in accordance with the Indenture and those Debt Securities will not include any provision that is unenforceable; (ii) the Indenture and the Trustee under the Indenture will have become qualified under the Trust Indenture Act of 1939, as amended, as applicable; (iii) the Indenture and any supplemental indenture to the Indenture or officer’s certificate delivered pursuant to the Indenture establishing such Debt Securities will have been, authorized, executed and delivered by Spire Missouri and the Trustee; (iv) forms of Debt Securities complying with the terms of the Indenture and evidencing those Debt Securities will have been executed,

Spire Missouri Inc.

May 9, 2022

authenticated, issued and delivered in accordance with the provisions of the Indenture, the applicable resolutions of the Board, any supplemental indenture or officer’s certificate establishing such Debt Securities and the applicable definitive purchase, underwriting or similar agreement therefor; and (v) the Indenture, including any supplemental indenture or officer’s certificate establishing such Debt Securities, will be a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, and shall purport to be governed by the laws of the State of New York; and

(k)

in the case of Depositary Shares, (i) the Board will have designated and established the terms of such Depositary Shares and the applicable deposit agreement (the “Deposit Agreement”) relating to such Depositary Shares and the related receipts evidencing such Depositary Shares (“Depositary Receipts”) and such Depositary Shares, Deposit Agreement and Depositary Receipts will not include any provision that is unenforceable; (ii) the applicable Deposit Agreement will have been duly authorized, executed and delivered by Spire Missouri and a bank or trust company, as depositary (the “Depositary”), to be selected by Spire Missouri; (iii) the Board will have designated and established the terms of the Preferred Stock underlying such Depositary Shares and caused a certificate of designations with respect to such Preferred Stock to be prepared and filed with the Secretary of State of the State of Missouri and such Preferred Stock will have been duly deposited with the Depositary under the applicable Deposit Agreement; (iv) sufficient shares of Preferred Stock will be authorized for issuance under Spire Missouri’s Articles of Incorporation that have not otherwise been issued or reserved or committed for issuance; and (v) the applicable Deposit Agreement will be a valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms, and shall purport to be governed by the laws of the State of New York.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that:

(1)

With respect to Securities constituting Debt Securities, when any Debt Securities have been duly executed, authenticated, issued and delivered and paid for as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and in accordance with the terms of the Indenture and any applicable resolutions of the Board, supplemental indenture or officer’s certificate establishing the Debt Securities and any applicable definitive purchase, underwriting or similar agreement, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board) will be valid and binding obligations of Spire Missouri.

Spire Missouri Inc.

May 9, 2022

(2)

With respect to Securities constituting Depositary Shares, when such Depositary Shares have been issued and delivered, with Depositary Receipts representing such Depositary Shares having been duly executed, countersigned, registered and delivered in accordance with the terms of the applicable Deposit Agreement and the terms of any applicable definitive purchase, underwriting or similar agreement, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the applicable Deposit Agreement.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

B.

The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); and (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.

C.

This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to Spire Missouri or any other person or any other circumstance.

Spire Missouri Inc.

May 9, 2022

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus or any Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.